EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Service Properties Trust Announces First Quarter 2021 Results

Newton, MA (May 7, 2021). Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended March 31, 2021.
John Murray, President and Chief Executive Officer of SVC, made the following statement:
“The first quarter marked a continued period of transition for SVC’s hotel portfolio. We converted an additional 88 hotels to Sonesta brands and management during the first quarter, following the conversion of 112 hotels during the fourth quarter of 2020. We expect disruption to our operating results from these transitions to be short-term in nature and believe that the rebranding will benefit SVC by creating more flexibility with respect to capital investments, possibly repurposing hotels to other uses, or sales. SVC also benefits from its 34% ownership of Sonesta.

We are also encouraged by improving hotel demand trends. As more of the population is vaccinated and government-mandated restrictions continue to be lifted, we expect that occupancy and hotel EBITDA should continue to recover and may accelerate meaningfully in the second half of this year.

Rent collections from our net lease retail tenants were stable at 93.1% for the first quarter, up from a low of 80.5% for April 2020, and anchored by our largest tenant, TravelCenters of America, which continues to benefit from healthy trucking activity and its importance to the nation’s supply chain.

We also continue to take steps to fortify our liquidity until lodging trends meaningfully improve. To that end, we have fully drawn down on our revolving credit facility as a precautionary measure to preserve financial flexibility.”
Results for the Quarter Ended March 31, 2021:

	Three Months Ended March 31,
	2021	2020
	($ in thousands, except per share data)
Net loss	$(194,990)	$(33,650)
Net loss per common share	$(1.19)	$(0.20)
Normalized FFO (1)	$(41,996)	$123,084
Normalized FFO per common share (1)	$(0.26)	$0.75
Adjusted EBITDAre (1)	$48,705	$195,137
(1)Additional information and reconciliations of net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, to certain non-GAAP measures, including FFO, Normalized FFO, EBITDA, EBITDAre and Adjusted EBITDAre for the quarters ended March 31, 2021 and 2020 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

•Net loss: Net loss for the quarter ended March 31, 2021 was $195.0 million, or $1.19 per diluted common share, compared to a net loss of $33.7 million, or $0.20 per diluted common share, for the quarter ended March 31, 2020. Net loss for the quarter ended March 31, 2021 includes $19.6 million, or $0.12 per diluted common share, of hotel manager transition related costs, $6.5 million, or $0.04 per diluted common share, of net unrealized losses on equity securities and a $1.2 million, or $0.01 per diluted common share, of loss on asset impairment. Net loss for the quarter ended March 31, 2020 includes a $16.7 million, or $0.10 per diluted common share, loss on asset impairment, a $6.9 million, or $0.04 per diluted common share, loss on sale of real estate and $5.0 million, or $0.03 per diluted common share, of net unrealized losses on equity securities. The weighted average number of diluted common shares outstanding was 164.5 million and 164.4 million for the quarters ended March 31, 2021 and 2020, respectively.
•Normalized FFO: Normalized FFO for the quarter ended March 31, 2021 were negative $42.0 million, or $(0.26) per diluted common share, compared to Normalized FFO of $123.1 million, or $0.75 per diluted common share, for the quarter ended March 31, 2020.
•Adjusted EBITDAre: Adjusted EBITDAre for the quarter ended March 31, 2021 compared to the same period in 2020 decreased 75.0% to $48.7 million.

Hotel Portfolio:
As of March 31, 2021, 305 of SVC’s 310 hotels were operated by subsidiaries of Sonesta Holdco Corporation, or Sonesta (256 hotels), Hyatt Hotels Corporation, or Hyatt (22 hotels), Radisson Hospitality, Inc., or Radisson (nine hotels), Marriott International, Inc., or Marriott (17 hotels), and InterContinental Hotels Group, plc, or IHG (one hotel). Five of SVC’s 310 hotels were leased to another third party.

	Three Months Ended March 31,
	2021	2020	Change
	($ in thousands, except hotel statistics)
Comparable Hotels
No. of hotels	304	304	—
No. of rooms or suites	47,612	47,612	—
Occupancy	40.1%	57.4%	(17.3)	pts
ADR	$87.19	$123.22	(29.2)%
Hotel RevPAR	$34.96	$70.73	(50.6)%
Hotel operating revenues (1)	$164,657	$366,595	(55.1)%
Hotel operating expenses (1)	$219,144	$331,576	(33.9)%
Hotel EBITDA (1)	$(54,487)	$35,019	n/m
Adjusted Hotel EBITDA (1)	$(35,143)	$35,019	n/m
Adjusted Hotel EBITDA margin	(21.3)%	9.6%	n/m

All Hotels
No. of hotels	310	310	—
No. of rooms or suites	49,015	49,015	—
Occupancy	40.1%	56.6%	(16.5)	pts
ADR	$88.02	$125.06	(29.6)%
Hotel RevPAR	$35.30	$70.78	(50.1)%
Hotel operating revenues (1)	$168,953	$388,682	(56.5)%
Hotel operating expenses (1)	$226,764	$358,071	(36.7)%
Hotel EBITDA (1)	$(57,811)	$30,611	n/m
Adjusted Hotel EBITDA (1)	$(38,176)	$30,611	n/m
Adjusted Hotel EBITDA margin	(22.6)%	7.9%	n/m
(1) Reconciliations of hotel operating revenues and hotel operating expenses used to determine Hotel EBITDA and Adjusted Hotel EBITDA from hotel operating revenues and hotel operating expenses determined in accordance with GAAP for the quarters ended March 31, 2021 and 2020 appear later in this press release.
Recent operating statistics for SVC’s hotels are as follows:

	Comparable Hotels			All Hotels
	January 2021	February 2021	March 2021	January 2021	February 2021	March 2021
Occupancy	36.0%	37.6%	46.6%	35.9%	37.7%	46.5%
ADR	$85.68	$86.01	$89.22	$85.91	$86.84	$90.49
RevPAR	$30.84	$32.34	$41.58	$30.84	$32.74	$42.08
For SVC’s 310 hotels, occupancy, ADR and RevPAR was 51.0%, $94.82 and $48.38, respectively, for the month of April 2021.

Hotel Agreements and Brand Conversions:
During the quarter ended March 31, 2021, SVC completed the transition of branding and management of 88 hotels to Sonesta from Marriott. SVC entered management agreements with Sonesta to manage these 88 hotels on terms substantially consistent with SVC’s Sonesta management agreements for the 112 hotels it transitioned the branding of and management to Sonesta in the fourth quarter of 2020.

As previously announced, in January 2021, SVC received a notice of termination from Hyatt that terminated SVC’s existing management agreement with Hyatt for 22 hotels, effective as of April 8, 2021, as a result of Hyatt’s guaranty being exhausted. On April 7, 2021, SVC and Hyatt agreed to a short term extension of the termination date to May 22, 2021. SVC and Hyatt are currently in discussions regarding possible changes to the management agreement that may result in some or all of the hotels remaining Hyatt managed. However, if such discussions do not result in a mutually acceptable agreement for Hyatt to continue to manage some or all of these hotels, SVC expects to transition management of those hotels to Sonesta on or about June 1, 2021.

Net Lease Retail Portfolio:

As of March 31, 2021
Number of properties	798
Industries	21
Tenants	168
Brands	130
Square feet	13.5 million
Occupancy	98.5%
Weighted average lease term (by annual minimum rent)	10.7 years
Coverage	2.19x
During the quarter ended March 31, 2021, SVC collected 93.1% of rents from its net lease tenants. In April 2021, SVC collected 97.7% of rents due from its net lease tenants. SVC recorded reserves for uncollectible revenues of $4.8 million for certain of its net lease tenants during the quarter ended March 31, 2021.
SVC has granted temporary rent assistance to date totaling $12.1 million to 45 tenants, pursuant to deferred payment plans. During the quarter ended March 31, 2021, SVC entered into rent deferral agreements for $1.2 million of rent with five net lease tenants. Generally, these tenants are required to pay deferred rents over a 12-24 month period. The $12.1 million of granted temporary rent assistance is detailed as follows:

	Granted Rent Deferrals	Percentage of Total Granted Rent Deferrals
As of December 31, 2020	$10,902	90.0%
New deferrals during the quarter ended March 31, 2021	1,228	10.0%
Total granted deferrals	12,130	100.0%
Amounts repaid (1)	(1,525)	12.6%
Outstanding rent deferral balance as of March 31, 2021	$10,605	87.4%
(1) Collections of rent deferrals represents approximately 75% of the deferrals that have become due as of March 31, 2021.

Recent Investment Activities:
On March 9, 2021, SVC acquired a land parcel adjacent to a property it owns in Nashville, TN for a purchase price of $7.7 million, including acquisition related costs.
During the quarter ended March 31, 2021, SVC sold one net lease property with 2,797 rentable square feet for $0.4 million, excluding closing costs. In April 2021, SVC sold one hotel with 146 rooms that was subject to a ground lease pursuant to a purchase option exercised by the third party lessor for $9.8 million, excluding closing costs, and one net lease property with 32,130 rentable square feet for $1.2 million, excluding closing costs.
As previously announced, SVC has entered an agreement to sell five hotels with an aggregate of 430 rooms in four states for an aggregate sales price of $22.3 million, excluding closing costs. SVC has also entered agreements to sell two net lease properties with an aggregate of 35,330 square feet in two states for an aggregate sales price of $1.6 million, excluding closing costs. SVC expects these sales to be completed by the end of the second quarter of 2021. However, these sales are subject to conditions; accordingly, SVC cannot be sure that it will complete these sales or that these sales will not be delayed, or the terms will not change.
During the quarter ended March 31, 2021, SVC funded a $25.4 million capital contribution to Sonesta related to Sonesta’s acquisition of Red Lion Hotels Corporation. SVC continues to maintain its 34% ownership of Sonesta after giving effect to this funding.

During the quarter ended March 31, 2021, SVC funded $29.0 million of capital improvements to certain of its properties.

Financing Activities:
SVC borrowed the $972.8 million of remaining capacity under its revolving credit facility in the first quarter of 2021 as a precautionary measure to preserve financial flexibility.
On April 15, 2021, SVC announced a $0.01 per common share dividend to be paid to its shareholders of record on April 26, 2021 and distributed on or about May 20, 2021.
Conference Call:
On May 10, 2021 at 10:00 a.m. Eastern Time, John Murray, Chief Executive Officer, Brian Donley, Chief Financial Officer and Todd Hargreaves, Chief Investment Officer, will host a conference call to discuss SVC’s first quarter 2021 financial results. The conference call telephone number is (877) 329-3720. Participants calling from outside the United States and Canada should dial (412) 317-5434. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Monday, May 17, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10153744.

A live audio webcast of the conference call will also be available in a listen-only mode on SVC’s website, www.svcreit.com. Participants wanting to access the webcast should visit SVC’s website about five minutes before the call. The archived webcast will be available for replay on SVC’s website for about one week after the call. The transcription, recording and retransmission in any way of SVC’s first quarter conference call is strictly prohibited without the prior written consent of SVC.
Supplemental Data:
A copy of SVC’s First Quarter 2021 Supplemental Operating and Financial Data is available for download at SVC’s website, www.svcreit.com. SVC’s website is not incorporated as part of this press release.

Service Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and net lease service and necessity-based retail properties across the United States and in Puerto Rico and Canada. SVC is managed by the majority owned operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), or RMR Inc., an alternative asset management company that is headquartered in Newton, Massachusetts.
Non-GAAP Financial Measures and Certain Definitions:
SVC presents certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including funds from operations, or FFO, Normalized FFO, earnings before interest, taxes, depreciation and amortization, or EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC’s operating performance or as measures of SVC’s liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC’s condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of SVC’s operating performance between periods and with other REITs and, in the case of Hotel EBITDA and Adjusted Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of SVC’s hotels.
Please see the pages attached hereto for a more detailed statement of SVC’s operating results and financial condition and for an explanation of SVC’s calculation of FFO and Normalized FFO, EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDAre and Adjusted EBITDAre and a reconciliation of those amounts to amounts determined in accordance with GAAP.
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy is an important measure of the utilization rate and demand of SVC’s hotels.
Average Daily Rate, or ADR, represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC’s hotels and is a measure widely used in the hotel industry.
Revenue per Available Room, or RevPAR, represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure performance over comparable periods.
Hotel EBITDA and Adjusted Hotel EBITDA: Hotel EBITDA is calculated as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in SVC’s condensed consolidated statements of income (loss) in accordance with GAAP. SVC calculates Adjusted Hotel EBITDA as presented in the pages hereto. Adjusted Hotel EBITDA excludes certain items SVC believes do not reflect the ongoing operating performance of its hotels.
Adjusted Hotel EBITDA Margin is the percentage of Adjusted Hotel EBITDA of hotel operating revenues.
Comparable Hotels Data: SVC presents RevPAR, ADR, and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC generally defines comparable hotels as those that were owned by it and were open and operating for the entire periods being compared. For the three months ended March 31, 2021 and 2020, SVC excluded six hotels from its comparable results. Four were closed for major renovations and two suspended operations during part of the periods presented.

Rent Coverage: SVC defines net lease coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve-month period reported based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC.Tenants that do not report operating information are excluded from the coverage calculations. In instances where SVC does not have financial information for the most recent quarter from its tenants, it has calculated an implied EBITDAR for the first quarter using industry benchmark data to more accurately reflect the impact of COVID-19 on its tenants’ operations. SVC believes using only financial information from the earlier periods could be misleading as it would not reflect the negative impact those tenants experienced as a result of the COVID-19 pandemic. As a result, SVC believes using this industry benchmark data provides a more accurate estimated representation of recent operating results and coverage for those tenants.

SERVICE PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
(unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Real estate properties:
Land	$2,037,534	$2,030,440
Buildings, improvements and equipment	9,152,881	9,131,832
Total real estate properties, gross	11,190,415	11,162,272
Accumulated depreciation	(3,377,635)	(3,280,110)
Total real estate properties, net	7,812,780	7,882,162
Acquired real estate leases and other intangibles, net	312,765	325,845
Assets held for sale	13,805	13,543
Cash and cash equivalents	874,455	73,332
Restricted cash	5,096	18,124
Due from related persons	52,620	55,530
Other assets, net	442,994	318,783
Total assets	$9,514,515	$8,687,319

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$1,000,000	$78,424
Senior unsecured notes, net	6,133,376	6,130,166
Accounts payable and other liabilities	428,626	345,373
Due to related persons	45,981	30,566
Total liabilities	7,607,983	6,584,529

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,823,833 shares issued and outstanding	1,648	1,648
Additional paid in capital	4,550,765	4,550,385
Cumulative other comprehensive loss	(760)	(760)
Cumulative net income available for common shareholders	2,985,273	3,180,263
Cumulative common distributions	(5,630,394)	(5,628,746)
Total shareholders’ equity	1,906,532	2,102,790
Total liabilities and shareholders’ equity	$9,514,515	$8,687,319

SERVICE PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues:
Hotel operating revenues (1)	$168,953	$383,503
Rental income (2)	92,217	100,273
Total revenues	261,170	483,776

Expenses:
Hotel operating expenses (1)(3)(9)(13)	214,987	271,148
Other operating expenses	3,417	3,759
Depreciation and amortization	124,368	127,926
General and administrative	12,657	14,024
Loss on asset impairment (4)	1,211	16,740
Total expenses	356,640	433,597

Loss on sale of real estate, net (5)	(9)	(6,911)
Unrealized losses on equity securities, net (6)	(6,481)	(5,045)
Interest income	57	262
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $4,355 and $3,288, respectively)	(89,391)	(71,075)
Loss before income taxes and equity in losses of an investee	(191,294)	(32,590)
Income tax expense	(853)	(342)
Equity in losses of an investee (7)	(2,843)	(718)
Net loss	$(194,990)	$(33,650)

Weighted average common shares outstanding (basic)	164,498	164,370
Weighted average common shares outstanding (diluted)	164,498	164,370

Net loss per common share (basic and diluted)	$(1.19)	$(0.20)
See Notes on pages 13.

SERVICE PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS, NORMALIZED FUNDS
FROM OPERATIONS, EBITDA, EBITDAre AND ADJUSTED EBITDAre
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Calculation of FFO and Normalized FFO: (8)
Net loss	$(194,990)	$(33,650)
Add (Less): Depreciation and amortization	124,368	127,926
Loss on asset impairment (4)	1,211	16,740
Loss on sale of real estate, net (5)	9	6,911
Unrealized losses on equity securities, net (6)	6,481	5,045
Adjustments to reflect SVC’s share of FFO attributable to an investee (7)	465	112
FFO	(62,456)	123,084
Add (Less): Adjustments to reflect SVC's share of Normalized FFO attributable to an investee (7)	825	—
Hotel manager transition related costs (9)	19,635	—
Normalized FFO	$(41,996)	$123,084

Weighted average common shares outstanding (basic)	164,498	164,370
Weighted average common shares outstanding (diluted)	164,498	164,370

Basic and diluted per common share amounts:
Net loss per share	$(1.19)	$(0.20)
FFO	$(0.38)	$0.75
Normalized FFO	$(0.26)	$0.75
Distributions declared per share	$0.01	$0.54

	Three Months Ended March 31,
	2021	2020
Calculation of EBITDA, EBITDAre and Adjusted EBITDAre:(10)
Net loss	$(194,990)	$(33,650)
Add (Less): Interest expense	89,391	71,075
Income tax expense	853	342
Depreciation and amortization	124,368	127,926
EBITDA	19,622	165,693
Add (Less): Loss on asset impairment (4)	1,211	16,740
Loss on sale of real estate, net (5)	9	6,911
Adjustments to reflect SVC’s share of EBITDAre attributable to an investee (7)	543	—
EBITDAre	21,385	189,344
Add (Less): Unrealized losses on equity securities, net (6)	6,481	5,045
Adjustments to reflect SVC’s share of Adjusted EBITDAre attributable to an investee (7)	825	158
Hotel manager transition related costs (9)	19,635	—
General and administrative expense paid in common shares (11)	379	590
Adjusted EBITDAre	$48,705	$195,137

See Notes on pages 13.

SERVICE PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF HOTEL EBITDA and ADJUSTED HOTEL EBITDA
Comparable Hotels
(amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Number of hotels	304	304
Room revenues	$149,850	$305,920
Food and beverage revenues	7,383	45,250
Other revenues	7,424	15,425
Hotel operating revenues - comparable hotels	164,657	366,595
Rooms expenses	56,401	99,837
Food and beverage expenses	8,454	41,392
Other direct and indirect expenses	118,451	147,261
Management fees	5,065	2,691
Real estate taxes, insurance and other	30,021	29,825
FF&E reserves (12)	752	10,570
Hotel operating expenses - comparable hotels	219,144	331,576

Hotel EBITDA - comparable hotels	$(54,487)	$35,019
Hotel manager transition related costs (9)	19,344	—
Adjusted Hotel EBITDA	$(35,143)	$35,019
Adjusted Hotel EBITDA Margin	(21.3)%	9.6%

Hotel operating revenues (GAAP) (1)	$168,953	$383,503
Hotel operating revenues from non-comparable hotels	(4,296)	(16,908)
Hotel operating revenues - comparable hotels	$164,657	$366,595

Hotel operating expenses (GAAP) (1)	$214,987	$271,148
Add (Less):
Hotel operating expenses from non-comparable hotels	(7,620)	(21,227)
Reduction for security deposit and guaranty fundings, net (3)	10,392	70,506
Management and incentive management fees paid from cash flows in excess from minimum returns and rents	—	—
FF&E reserves from managed hotel operations (12)	764	10,942
Other (13)	621	207
Hotel operating expenses - comparable hotels	$219,144	$331,576

See Notes on pages 13.

SERVICE PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF HOTEL EBITDA and ADJUSTED HOTEL EBITDA
All Hotels
(amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Number of hotels	310	329
Room revenues	$152,728	$322,668
Food and beverage revenues	8,172	49,722
Other revenues	8,053	16,292
Hotel operating revenues	168,953	388,682
Rooms expenses	56,578	107,066
Food and beverage expenses	9,042	46,045
Other direct and indirect expenses	119,401	146,671
Management fees	5,238	2,864
Real estate taxes, insurance and other	35,741	44,288
FF&E reserves (12)	764	11,137
Hotel operating expenses	226,764	358,071

Hotel EBITDA	$(57,811)	$30,611
Hotel manager transition related costs (9)	19,635	—
Adjusted Hotel EBITDA	$(38,176)	$30,611
Adjusted Hotel EBITDA Margin	(22.6)%	7.9%

Hotel operating revenues (GAAP) (1)	$168,953	$383,503
Add: hotel revenues of leased hotels (1)	—	5,179
Hotel operating revenues	$168,953	$388,682

Hotel operating expenses (GAAP) (1)	$214,987	$271,148
Add (Less):
Reduction for security deposit and guaranty fundings, net (3)	10,392	70,506
Hotel operating expenses of leased hotels	—	5,268
Management and incentive management fees paid from cash flows in excess from minimum returns and rents	—	—
FF&E reserves from managed hotels operations (12)	764	10,942
Other (13)	621	207
Hotel operating expenses	$226,764	$358,071

See Notes on pages 13.

(1)As of March 31, 2021, SVC owned 310 hotels; 305 of these hotels were managed by hotel operating companies. SVC has entered into an agreement to sell five of its 310 hotels and it has entered into a short term lease of these properties with the buyer in anticipation of the sale. SVC’s condensed consolidated statements of income (loss) include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels.
(2)SVC reduced rental income by $1,883 and $3,543 for the three months ended March 31, 2021 and 2020, respectively, to record scheduled rent changes under certain of SVC’s leases, the deferred rent obligations under SVC’s leases with TA and the estimated future payments to SVC under its leases with TA for the cost of removing underground storage tanks on a straight-line basis.
(3)When managers of SVC’s hotels are required to fund the shortfalls of minimum returns under the terms of SVC’s management agreements or their guarantees, SVC reflects such fundings (including security deposit applications) in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. The net reduction to hotel operating expenses was $10,392 and $70,506 for the three months ended March 31, 2021 and 2020, respectively.
(4)SVC recorded a $1,211 loss on asset impairment during the three months ended March 31, 2021 to reduce the carrying value of two net lease properties to their estimated fair value. SVC recorded a $16,740 loss on asset impairment during the three months ended March 31, 2020 to reduce the carrying value of two net lease properties to their estimated fair value less costs to sell and two hotels to their estimated fair values.
(5)SVC recorded a $9 loss on sale of real estate during the three months ended March 31, 2021 in connection with the sale of one net lease property. SVC recorded a $6,911 loss on sale of real estate during the three months ended March 31, 2020 in connection with the sale of six net lease properties.
(6)Unrealized losses on equity securities, net represents the adjustment required to adjust the carrying value of SVC’s investment in TA common shares to their fair value.
(7)Represents SVC’s proportionate share from its equity investment in Sonesta.
(8)SVC calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as adjustments to reflect SVC’s share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown above. FFO and Normalized FFO are among the factors considered by SVC’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to satisfy SVC’s REIT distribution requirements, limitations in its credit agreement and public debt covenants, the availability to SVC of debt and equity capital, SVC’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yield of other REITs, SVC’s expectation of its future capital requirements and operating performance, and SVC’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does.
(9)Hotel operating expenses for the three months ended March 31, 2021 includes $19,635 of hotel manager transition related costs resulting from the rebranding of 88 hotels during the periods.
(10)SVC calculates EBITDA, EBITDAre, and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by Nareit which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC’s share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown above. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does.
(11)Amounts represent the equity compensation for SVC’s Trustees, its officers and certain other employees of SVC’s manager.
(12)Various percentages of total sales at certain of SVC’s hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. SVC owns all the FF&E reserve escrows for its hotels.
(13)SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in its condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 and $207 for the three months ended March 31, 2021 and March 31, 2020, respectively, for this liability.

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever SVC uses words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, SVC is making forward-looking statements. These forward-looking statements are based upon SVC’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by SVC’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond SVC’s control. For example:
•Mr. Murray indicates that SVC expects the disruption to its operating results from the transitions to Sonesta will be short-term in nature, however these disruptions may continue longer than currently expected;
•Mr. Murray indicates SVC’s belief that the rebranding of hotels to Sonesta will benefit SVC as an owner of Sonesta and create more flexibility with respect to capital investments, possibly repurposing hotels to other uses, or sales. Sonesta may not operate these hotels profitably and SVC may not receive the benefits it expects to receive;
•Sonesta operates 256 of SVC’s 310 hotels, which constituted approximately 52% of SVC’s total historical real estate investments as of March 31, 2021. SVC is also currently in discussions with Hyatt regarding 22 hotels. If such discussions do not result in a mutually acceptable agreement, SVC expects to transition management of some or all of these hotels to Sonesta. Sonesta is a privately held company with less resources and scale than other larger well known hotel companies. If Sonesta were to fail to provide quality services and amenities or to maintain a quality brand, SVC’s income from these properties may be adversely affected. Further, if SVC were required to replace Sonesta, SVC could experience significant disruptions in operations at the applicable properties, which could reduce its income and cash flows from, and the value of, those properties. SVC has no guarantee or security deposit under its Sonesta agreements. Accordingly, SVC may receive amounts from Sonesta that are less than the contractual minimum returns stated in its agreements with Sonesta or SVC may be requested to fund losses for its Sonesta hotels;
•Mr. Murray states that TA continues to benefit from healthy trucking activity and its importance to the nation’s supply chain. However, if trucking activity slows or decreases in importance, TA’s business may be negatively impacted, which could adversely impact SVC and the value of its travel center properties;
•Mr. Murray indicates that the rent collections from SVC’s net lease tenants are stable which may imply that SVC may be able to maintain or increase its rent collections in the future; however, if any of SVC’s tenants businesses are negatively affected further by the ongoing COVID-19 pandemic or a decline in economic activity, rent collections may decline;
•Mr. Murray indicates that SVC has taken steps to fortify its liquidity and preserve financial flexibility, noting certain actions SVC has taken in these regards. Further, Mr. Murray states that SVC expects hotel demand trends to improve in the latter half of 2021 and that occupancy and EBITDA should continue to recover and may accelerate meaningfully in the second half of 2021. However, such trends may not improve as expected and if the COVID-19 pandemic or the current economic conditions continue for an extended period or worsen, SVC’s actions may not be adequate to ensure that SVC maintains sufficient liquidity and preserves capital and occupancy and EBITDA may not recover or accelerate; further, SVC is currently fully drawn on its $1.0 billion revolving credit facility and it would not have any additional borrowing capacity to meet any funding needs beyond its cash on hand. If SVC’s operating results and financial condition are significantly and adversely impacted by current economic conditions or otherwise it may experience liquidity challenges; and

•SVC expects to complete $22.3 million of hotel sales and $1.6 million of net lease property sales by the end of the second quarter of 2021. The sales of SVC’s properties are subject to conditions; accordingly, SVC cannot provide any assurance that it will sell any of these properties and the sales may be delayed, may not occur or their terms may change.
The information contained in SVC’s filings with the SEC, including under the caption “Risk Factors” in SVC’s periodic reports, or incorporated therein, identifies other important factors that could cause differences from SVC’s forward-looking statements. SVC’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
Contact:
Kristin Brown, Director, Investor Relations
(617) 658-0776

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